EXHIBIT 10.3

SAFECO DEFERRED COMPENSATION AND

SUPPLEMENTAL BENEFIT PLAN FOR EXECUTIVES

AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2003

1.	Purpose

The purpose of this Plan is to provide a select group of management or highly compensated employees of SAFECO Corporation and its Subsidiaries (a) with an opportunity to defer all or part of the Eligible Compensation and Qualifying Gains payable to such employees and all of such employees’ Excess Contributions to the Savings Plan, and (b) with supplemental benefits equal to the amount that cannot be paid to such employees from the Savings Plan or the Cash Balance Plan on account of certain Internal Revenue Code limitations. The Plan shall be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as it may be amended from time to time. The amendment and restatement of the Plan, as set forth herein, is effective as of January 1, 2003, and applies to any individuals who are Participants on or after such date.

2.	Definitions

2.01	Account. The term “Account” means a separate deferred compensation account established by SAFECO under this Plan in the name of a Participant.

2.02	Administrative Committee. The “Administrative Committee” means the committee appointed by the Board of Directors to administer the Corporation’s qualified retirement and savings plans.

2.03	Annual Installment Method. “Annual Installment Method” means a distribution of a Participant’s Account in annual installments over a stated number of years (not to exceed 20), with each installment paid in January as soon as practicable after year-end. The amount of the installment payable following any given year-end shall be determined by valuing the Participant’s Account as of the close of business on the last business day of the year and then multiplying that value by a fraction, the numerator of which is one and the denominator of which is the remaining number of annual payments. (For example, for an Annual Installment Method of 10 years, the first payment will be 1/10 of the Account, the following year, 1/9 of the Account, etc.)

2.04	Beneficial Owner. “Beneficial Owner” has the meaning set forth in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended.

2.05	Beneficiary. “Beneficiary” refers to one or more trusts, estates, other entities or individuals designated by the Participant to receive certain benefits described in the Plan in the event of the Participant’s death.

2.06	Board of Directors or Board. “Board of Directors” or “Board” means the Board of Directors of SAFECO Corporation.

2.07	Cash Balance Plan. “Cash Balance Plan” means the SAFECO Employees’ Cash Balance Plan as presently in effect and as may be amended from time to time.

2.08	Change in Control. A “Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs has occurred:

(a)	Any Person is or becomes the Beneficial Owner, directly or indirectly, of SAFECO securities (not including in the securities beneficially owned by such Person any securities acquired directly from SAFECO or its affiliates, as defined in Rule 12b-2 adopted under the Exchange Act (“Affiliates”)) representing 25% or more of the combined voting power of SAFECO’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (x) of paragraph (c) of this Section 2.08; or

(b)	The following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who were directors of SAFECO on the date the Plan was adopted by the SAFECO Board of Directors, and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of SAFECO) whose appointment or election by the Board of Directors or nomination for election by SAFECO’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors on the date the Plan was adopted or whose appointment, election or nomination for election was previously so approved or recommended; or

(c)	There is consummated a merger or consolidation of SAFECO or any Subsidiary with any other corporation, other than (x) a merger or consolidation which would result in the voting securities of SAFECO outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of SAFECO or any Subsidiary, at least 75% of the combined voting power of the securities of SAFECO or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (y) a merger or consolidation effected to implement a recapitalization of SAFECO (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of SAFECO (not including in the securities beneficially owned by such Person any securities acquired directly from SAFECO or its Affiliates other than in connection with the acquisition by SAFECO or its Affiliates of a business) representing 25% or more of the combined voting power of SAFECO’s then outstanding securities; or

(d)	The shareholders of SAFECO approve a plan of complete liquidation or dissolution or there is consummated an agreement for the sale or disposition of all or substantially all of SAFECO’s assets, other than a sale or disposition by SAFECO of all or substantially all of its assets to an entity of which at least 75% of the combined voting power is owned by shareholders of SAFECO in substantially the same proportions as their ownership of SAFECO immediately prior to such sale.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Common Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of SAFECO’s assets immediately following such transaction or series of transactions.

2.09	Closing Price. “Closing Price” means the price at which the last trade of Common Stock was made prior to 1:00 p.m. Pacific Coast time on the NASDAQ Stock Market or the exchange on which the Common Stock is then traded.

2.10	Code. “Code” means the Internal Revenue Code of 1986, as amended.

2.11	Common Stock. “Common Stock” means SAFECO Corporation common stock.

2.12	Compensation Committee. “Compensation Committee” means the Compensation Committee of the Board of Directors.

2.13	Corporation. “Corporation” means SAFECO Corporation and its Subsidiaries, collectively.

2.14	Deferral Election. “Deferral Election” means a written document in the form prescribed by the Administrative Committee which an Eligible Employee has signed and delivered to the Administrative Committee, and which the Administrative Committee has accepted, indicating the Eligible Employee’s intent to make Deferrals under the Plan and the amount or percentage of Eligible Compensation, Qualifying Gains and/or Excess Contributions which the Eligible Employee desires to have credited to his or her Account under the Plan.

2.15	Deferrals. “Deferrals” refers to the Eligible Compensation, Qualifying Gains and/or Excess Contributions that an Eligible Employee designates in his or her Deferral Election(s) pursuant to the terms and conditions of the Plan.

2.16	Disability. “Disability” has the same meaning as in the Savings Plan.

2.17	Eligible Compensation. “Eligible Compensation” means compensation payable to an Eligible Employee by the Corporation in the form of Salary, bonus and incentives, settlements of RSRs, dividend equivalents payable on RSRs, settlements of PSRs, and any other form that the Compensation Committee may determine in its sole discretion, excluding gains on the exercise of stock options. The Compensation Committee may vary the items includible in Eligible Compensation for a particular Eligible Employee.

2.18	Eligible Employee. “Eligible Employee” means a common law employee of SAFECO or any of its Subsidiaries who is both (a) a member of a select group of management or highly compensated employees, and (b) designated as an Eligible Employee by the Administrative Committee, in its sole discretion. The Administrative Committee may, in its sole discretion, revoke an employee’s status as an Eligible Employee at any time and for any reason; provided, however, that any such revocation shall not affect the Participant’s rights with respect to amounts already credited to his or her Account.

2.19	Eligible Stock Option. “Eligible Stock Option” means a nonqualified stock option to purchase Common Stock exercisable under any plan or arrangement designated by the Compensation Committee that permits an Eligible Employee to defer gain on the exercise of the option.

2.20	Excess Contribution. “Excess Contribution” means the amount of Salary (not to exceed 16%) that an Eligible Employee has elected to contribute to the Savings Plan which is in excess of the Code Section 401(a)(17) limitations on contributions to the Savings Plan.

2.21	Exchange Act. “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.22	Hardship. “Hardship” means an unforeseeable emergency resulting from a sudden and unexpected illness or accident of the Participant or a Participant’s dependent (as defined in Section 152(a) of the Code), loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising from events beyond the Participant’s control.

2.23	Match. “Match” means an amount equal to the amount of matching contributions that would have been made on an Eligible Employee’s behalf under the Savings Plan on any Excess Contributions which the Eligible Employee has elected to defer under this Plan had such Excess Contributions actually been contributed to the Savings Plan and had the limitations imposed by Code Section 401(a)(17) not applied to the Eligible Employee.

2.24	Measurement Fund. “Measurement Fund” means a phantom investment designated by the Administrative Committee for use as an index to value the portion, if any, of a Participant’s Account allocated to that phantom investment.

2.25	Measurement Fund Election. “Measurement Fund Election” means a written document in the form prescribed by the Administrative Committee that a Participant has signed and delivered to the Administrative Committee, and which the Administrative Committee has accepted, indicating the manner in which the relevant portion of the Participant’s Account and/or future credits thereto are to be allocated among the available Measurement Funds.

2.26	Participant. “Participant” means an individual with an Account balance under the Plan.

2.27	Plan. “Plan” means the SAFECO Deferred Compensation and Supplemental Benefit Plan for Executives, as set forth herein, together with any amendments hereto.

2.28	PSRs. “PSRs” refers to performance stock rights issued under the SAFECO Long-Term Incentive Plan of 1997 or any successor incentive plan.

2.29	Person. “Person” for purposes of Section 2.08 means any person (as defined in Section 2(a)(9) of the Exchange Act, and as such term is modified in Section 13(d) and 14(d) of the Exchange Act) other than (i) any employee plan established by SAFECO, (ii) SAFECO or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by SAFECO shareholders in substantially the same proportions as their ownership of SAFECO.

2.30	Phantom Stock Fund. “Phantom Stock Fund” refers to a Measurement Fund tied to the performance of the Common Stock, as more specifically described in Section 7.01(f).

2.31	Qualifying Gain. “Qualifying Gain” means the net value accrued upon a stock-for stock exercise of an Eligible Stock Option (i.e., the amount by which the total value of the shares exercised exceeds the value of the shares used to pay the exercise price, where both the shares paid and the shares exercised are valued at the Closing Price on the date of exercise). For example, an Eligible Employee elects to defer the Qualifying Gain accrued upon exercise of an Eligible Stock Option to purchase 1,000 shares at an exercise price of $20 per share. The Closing Price of the Common Stock on the date of exercise is $25. The Eligible Employee delivers 800 shares of Common Stock (worth $20,000) to pay the exercise price. In return, the Eligible Employee receives 800 shares of Common Stock worth $20,000 and his or her Account is credited with a Qualifying Gain of $5,000.

2.32	RSRs. “RSRs” refers to restricted stock rights issued under the SAFECO Incentive Plan of 1987, the SAFECO Long-Term Incentive Plan of 1997, or any successor incentive plan.

2.33	Retirement. “Retirement” means a Participant’s termination of employment with the Corporation occurring at or after the earlier of (i) the Participant’s attainment of age 55 (other than as a result of death or Disability), provided the sum of the Participant’s age and the Participant’s years of service with the Corporation equals or exceeds 75, or (ii) the Participant’s attainment of age 65.

2.34	Rollover. “Rollover” means an amount transferred to a Participant’s Account from another nonqualified plan of SAFECO or any Subsidiary, including but not limited to:

(a)	the 401(a)(17) Savings Plan Benefit, if any, under SRP B deemed transferred to a Participant’s Account on January 1, 1999 in accordance with Section 6.2 of SRP B;

(b)	the sum of the 401(a)(17) Cash Balance Benefit, the 401(a)(17) PSRP Benefit and the Supplemental Percentage Cash Balance Benefit, if any, under SRP B deemed transferred to a Participant’s Account in accordance with Section 7.2(a) of SRP B upon the Participant’s Retirement;

(c)	any benefit under SRP A deemed transferred in accordance with Section 7.2(a) of SRP A upon the Participant’s Retirement;

(d)	the Supplemental PSRP Benefit, if any, under SRP A deemed transferred to a Participant’s Account on January 1, 2003 in accordance with Section 4.3 of SRP A; and

(e)	the Supplemental Cash Balance Plan Benefit, if any, under SRP A deemed transferred to a Participant’s Account on January 1, 2003 in accordance with Section 6.3 of SRP A;

(f)	the Supplemental DCP Benefit, if any, under SRP A deemed transferred to a Participant’s Account on January 1, 2003 in accordance with Section 5.3 of SRP A;

(g)	the 401(a)(17) PSRP Benefit, if any, under SRP B deemed transferred to a Participant’s Account on January 1, 2003 in accordance with Section 5.3 of SRP B;

(h)	the 401(a)(17) Cash Balance Benefit, if any, under SRP B deemed transferred to a Participant’s Account on January 1, 2003 in accordance with Section 4.3 of SRP B; and

(i)	any other amount deemed transferred from any nonqualified plan of SAFECO or any Subsidiary with the Administrative Committee’s permission, which may be unreasonably withheld.

2.35	Salary. “Salary” means an Eligible Employee’s ‘base annual salary before reduction for (i) compensation voluntarily deferred or contributed by the Eligible Employee under qualified or nonqualified plans of SAFECO or any Subsidiary, and (ii) amounts not included in the Eligible Employee’s gross income under Code Sections 125, 132(f), 402(e), and 402(h) pursuant to plans established by SAFECO or any Subsidiary.

2.36	Savings Plan. “Savings Plan” means the SAFECO 401(k)/Profit Sharing Retirement Plan as presently in effect and as may be amended from time to time.

2.37	SRP A. “SRP A” means the SAFECO Employees’ Supplemental Retirement Plan A, as in effect at the relevant time.

2.38	SRP B. “SRP B” means the SAFECO Employees’ Supplemental Retirement Plan B, as in effect at the relevant time.

2.39	Subsidiary. “Subsidiary” means any corporation of which 50% or more of the voting stock is owned, directly or indirectly, by SAFECO Corporation.

2.40	Supplemental Cash Balance Benefits. “Supplemental Cash Balance Benefits” has the meaning set forth in Article 5.

2.41	Supplemental Guaranteed Contribution Benefits. “Supplemental Guarantee Contribution Benefits” has the meaning set forth in Section 4.02.

2.42	Supplemental Matching Contribution Benefits. “Supplemental Matching Contribution Benefits” has the meaning set forth in Section 4.01.

2.43	Supplemental Profit Sharing Contribution Benefits. “Supplemental Profit Sharing Contribution Benefits” has the meaning set forth in Section 4.03.

3.	Deferral Elections

3.01	Filing of Deferral Election. An Eligible Employee may elect to defer Eligible Compensation, Qualifying Gains and/or Excess Contributions by filing a Deferral Election with SAFECO on the form(s) prescribed by the Administrative Committee. Such Deferral Election must specify the portion of the Eligible Employee’s Eligible Compensation and/or Qualifying Gains that the Eligible Employee wishes to defer. An Eligible Employee who wishes to defer Excess Contributions must defer 100% of his or her Excess Contributions.

3.02	Deferral Election Irrevocable.

(a)	A Deferral Election is irrevocable as to the amount or percentage of Eligible Compensation or Excess Contributions to be deferred for the year or years to which the Deferral Election relates. Any request to change the amount or percentage to be deferred shall not be effective until January 1 of the next calendar year, except that (i) in the case of RSRs, the change request shall not be effective until the second settlement date following the date of the request, and (ii) an election with respect to a PSR may never be modified or revoked.

(b)	A Deferral Election to defer Qualifying Gains with respect to a designated Eligible Stock Option is irrevocable.

3.03	Timing of Deferral Election

(a)	Except as otherwise provided in this subsection (a), a Deferral Election for Eligible Compensation shall be filed with the Administrative Committee no later than December 31 and shall be effective for Eligible Compensation earned on or after January 1 of the following calendar year. A Deferral Election to defer amounts payable in settlement of RSRs, however, shall not take effect until one additional year later. A Deferral Election to defer payments in settlement of PSRs must be made within 10 business days of the grant of the PSR. Notwithstanding the foregoing, if in its discretion the Compensation Committee designates as “Eligible Compensation” any form of compensation that is not specifically identified in Section 2.17 or that has not been previously designated as Eligible Compensation, a Deferral Election with respect to the newly designated Eligible Compensation shall be filed with the Administrative Committee by such time as the Administrative Committee shall determine but in no event later than the date the Eligible Employee becomes entitled to receive payment of such compensation. Further notwithstanding the foregoing, in the year in which an employee first becomes eligible to participate in the Plan, the newly eligible employee shall have 30 days after being notified of his or her eligibility in which to make a Deferral Election to defer Eligible Compensation for services to be performed subsequent to the election.

(b)	A Deferral Election for Excess Contributions shall be filed with the Administrative Committee no later than December 31 of the year prior to the year in which the Excess Contributions will occur; provided, however, that in the year in which an employee of SAFECO or any Subsidiary first becomes eligible to participate in the Plan, the newly eligible employee shall have 30 days after being notified of his or her eligibility in which to file a Deferral Election for Excess Contributions.

(c)	A Deferral Election to defer a Rollover described in Section 2.34(i) must be filed with the Administrative Committee no later than one calendar year prior to the date on which the Rollover will be credited to the Participant’s Account under the Plan. (No Deferral Election is required for a Rollover described in Section 2.34(i) if the Rollover to the Participant’s Account is required by the Corporation.)

(d)	A Deferral Election to defer Qualifying Gain upon exercise of an Eligible Stock Option shall be valid only if: (i) a separate Deferral Election is made by the Eligible Employee with respect to the Eligible Stock Option; (ii) the Deferral Election is delivered to and accepted by the Committee at least six months before the Eligible Employee elects to exercise the Eligible Stock Option; and (iii) the exercise price of the Eligible Stock Option is paid in Common Stock (either through physical delivery or attestation).

4.	Supplemental Savings Plan Benefits

4.01	Supplemental Matching Contribution Benefit. An Eligible Employee’s Supplemental Matching Contribution Benefit for any pay period commencing after December 31, 2002 shall be equal to (a) minus (b), where:

(a)	is the amount that would have been credited to the Eligible Employee’s Employer Matching Contribution Account under the Savings Plan for such pay period (exclusive of earnings) if the limitations imposed under Code Sections 401(a)(17) or 415 did not apply to the Eligible Employee (such amount to be determined without any reduction in Earnings, as that term is defined in the Savings Plan, for any Deferrals made by the Eligible Employee under this Plan); and

(b)	is the actual amount credited to the Eligible Employee’s Employer Matching Contribution Account under the Savings Plan for such pay period (exclusive of earnings).

4.02	Supplemental Guaranteed Contribution Benefit. An Eligible Employee’s Supplemental Guaranteed Contribution Benefit for any pay period commencing after December 31, 2002 shall be equal to (a) minus (b), where:

(a)	is the amount that would have been credited to the Eligible Employee’s Guaranteed Contribution Account under the Savings Plan for such pay period (exclusive of earnings) if the limitations imposed under Code Sections 401(a)(17) or 415 did not apply to the Eligible Employee (such amount to be determined without any reduction in Compensation, as that term is defined in the Savings Plan, for any Deferrals made by the Eligible Employee under this Plan); and

(b)	is the actual amount credited to the Eligible Employee’s Guaranteed Contribution Account under the Savings Plan for such pay period (exclusive of earnings).

4.03	Supplemental Profit Sharing Contribution Benefit. An Eligible Employee’s Supplemental Profit Sharing Contribution Benefit for any calendar year commencing after December 31, 2002 shall be equal to (a) minus (b), where:

(a)	is the amount that would have been credited to the Eligible Employee’s Profit Sharing Contribution Account under the Savings Plan for such calendar year (exclusive of earnings) if the limitations imposed under Code Sections 401(a)(17) or 415 did not apply to the Eligible Employee (such amount to be determined without any reduction in Compensation, as that term is defined in the Savings Plan, for any Deferrals made by the Eligible Employee under this Plan); and

(b)	is the actual amount credited to the Eligible Employee’s Profit Sharing Contribution Account under the Savings Plan for such calendar year (exclusive of earnings).

5.	Supplemental Cash Balance Benefits

5.01	Amount of Supplemental Cash Balance Benefits. An Eligible Employee’s Supplemental Cash Balance Benefit for any calendar year commencing after December 31, 2002 shall be equal to (a) minus (b), where:

(a)	is the present value (determined using the interest rate and mortality table used by the Cash Balance Plan for similar purposes) of the amount by which the Eligible Employee’s vested Accrued Benefit under the Cash Balance, expressed as a single sum payment (using the factors specified in the Cash Balance Plan for such purpose), would have increased during such calendar year if the limitations imposed under Code Sections 401(a)(17) or 415 did not apply to the Eligible Employee (such amount to be determined without any reduction in Compensation, as that term is defined in the Cash Balance Plan, for any Deferrals made by the Eligible Employee under this Plan); and

(b)	is the present value (determined using the interest rate and mortality table used by the Cash Balance Plan for similar purposes) of the amount by which the Eligible Employee’s vested Accrued Benefit under the Cash Balance Plan, expressed as a single sum payment, actually increased during such calendar year.

6.	Accounts

6.01	Establishment of Accounts. An Account shall be established for each Participant to record the Participant’s interest under the Plan. Separate subaccounts within each Account may be established as necessary to reflect the sources of the credits to the Account, the Measurement Funds selected by the Participant or for such other reasons as the Administrative Committee may deem necessary or advisable for the proper administration of the Plan. A Participant’s Account shall at all times be a bookkeeping entry only and shall not represent any investment made by SAFECO or any Subsidiary on the Participant’s behalf.

6.02	Crediting of Accounts.

(a)	Deferrals of Eligible Compensation shall be credited to a Participant’s Account on the date such Deferrals would otherwise be payable to the Participant.

(b)	Deferrals of Excess Contributions and the corresponding Match shall be credited to a Participant’s Account on the date the Excess Contributions would have been contributed to the Savings Plan but for applicable Code limitations.

(c)	Qualifying Gains shall be credited to a Participant’s Account on the date the Eligible Stock Option to which they relate is exercised.

(d)	Supplemental Matching Contribution Benefits, Supplemental Guaranteed Contribution Benefits and Supplemental Profit Sharing Contributions shall be credited to a Participant’s Account on the date such amounts would have been contributed to the Savings Plan but for the applicable Code limitations (or, if earlier, the date on which a Participant’s Account balance is determined for distribution or withdrawal purposes).

(e)	Supplemental Cash Balance Benefits shall be credited to a Participant’s Account as of the last day of the calendar year to which they relate (or, if earlier, the date on which a Participant’s Account balance is determined for distribution or withdrawal purposes).

(f)	Rollovers shall be credited to a Participant’s Account on the date they are deemed transferred to the Plan.

6.03	Vesting.

(a)	A Participant shall be fully vested at all times in that portion of his or her Account attributable to his or her Deferrals and Supplemental Guaranteed Contribution Benefits.

(b)	A Participant shall be vested in that portion of his or her Account attributable to Matches and Supplemental Matching Contribution Benefits to the same extent that the Participant is vested in the employer matching contributions provided under the Savings Plan.

(c)	A Participant shall be vested in that portion of his or her Account attributable to Supplemental Profit Sharing Contribution Benefits to the

same extent that the Participant is vested in the employer profit sharing contributions provided under the Savings Plan.

(d)	A Participant shall be fully vested in Rollovers to the Participant’s Account, except as set forth below:

(i)	A Rollover described in Section 2.34(d) or (g) (or the portion of a Rollover described in Section 2.34(f) related to Supplemental PSRP Benefits, as defined in SRP A) shall be vested to the same extent that the Participant is vested in the employer profit sharing contributions provided under the Savings Plan;

(ii)	A Rollover described in Section 2.34(e) or (h) (or the portion of a Rollover described in Section 2.34(f) related to Supplemental Cash Balance Plan Benefits, as defined in SRP A) shall be vested to the same extent as the Participant is vested in his or her Accrued Benefit under the Cash Balance Plan; and

(iii)	A Rollover described in Section 2.34(i) shall be vested only to the extent the Participant was vested in the benefit under the terms of the plan from which it was deemed transferred, as determined at the time of deemed transfer to the Participant’s Account, and shall remain subject to the vesting schedule of the plan from which it was transferred.

(e)	The portion of a Participant’s Account that is not vested shall be forfeited on the day the Participant’s employment with the Corporation terminates. In the event a Participant who has forfeited a portion of his or her Account is reemployed by the Corporation, the forfeited portion shall be restored (without earnings from the date on which it was forfeited to the date it is restored) as follows:

(i)	the portion attributable to Matches, Supplemental Matching Contribution Benefits and Supplemental Profit Sharing Contribution Benefits shall be restored if, and at the same time as, the unvested portions of the Participant’s accounts under the Savings Plan are restored (or on the Participant’s reemployment date if the unvested portions of the Participant’s accounts under the Savings Plan have not yet been forfeited); and

(ii)	the portion attributable to Supplemental Cash Balance Benefits shall be restored if, and at the same time as, the Participant’s unvested Accrued Benefit under the Cash Balance Plan is restored under the Cash Balance Plan (or on the Participant’s reemployment date if the Participant’s unvested Accrued Benefit under the Cash Balance Plan has not yet been forfeited).

7.	Earnings/Losses

7.01	Deferrals, Matches, Supplement Savings Plan Benefits and Related Rollovers.

(a)	Measurement Funds. A Participant’s Account, shall be allocated among the Measurement Funds selected by the Participant in accordance with the Participant’s most recent Measurement Fund Election and such rules as the Administrative Committee may establish from time to time. The Account of each Participant shall be credited (or debited) on a daily basis (through the date immediately preceding the date on which the last payment to the Participant (or Beneficiary) is processed) according to the performance of each Measurement Fund selected by the Participant. If a Participant fails to file a Measurement Fund Election, the Participant’s Account, shall be allocated to the Money Market Portfolio Measurement Fund until such time as the Participant files a Measurement Fund Election making a different allocation.

Notwithstanding any provision in the Plan to the contrary, (i) the portion of a Participant’s Account that is attributable to Supplemental Guaranteed Contributions, Supplemental Profit Sharing Contributions and Rollovers described in Section 2.34(d) or (g) (and Rollovers described in Section 2.34(f), to the extent related to Supplemental PSRP Benefits, as defined in SRP A) shall be allocated to the SAFECO Profit Sharing Balanced Retirement Portfolio Measurement Fund, unless and to the extent a Participant who has attained age 50 has filed a Measurement Fund Election specifying the use of an alternative Measurement Fund, and (ii) the portion of a Participant’s Account that is attributable to Supplemental Cash Balance Benefits and Rollovers described in Section 2.34(e) or (h) (and Rollovers described in Section 2.34(f), to the extent related to Supplemental Cash Balance Plan Benefits, as defined in SRP A) shall not be subject to this Section 7.01 until the Participant’s Retirement.

(b)	Measurement Fund Elections. Each time a Participant files a new Measurement Fund Election, the Participant shall indicate whether his or her new allocation among the various Measurement Funds is intended to apply to the Participant’s entire Account or instead only to future credits thereto. A Measurement Fund Election will be given effect no later than the next business day for which fund prices are available after it is received by the Administrative Committee (or the party designated by the Administrative Committee for such purpose), subject to the limitation set forth in Section 7.01(c). Measurement Fund Elections may be filed with the frequency set forth in Appendix A, and must be made in accordance with, and are subject to, any rules that the Administrative Committee may prescribe.

(c)	Limitation Applicable to Section 16 Reporters. In the case of a Participant who is subject to reporting under Section 16(a) of the Exchange Act, a Measurement Fund Election applicable to amounts already accrued in a Participant’s Account will not be given effect if it would generate a “non-exempt” transaction for purposes of the rules promulgated under Section 16 of the Exchange Act. (A “non-exempt” transaction would result if a Participant’s Measurement Fund Election caused a transfer of all or part of the Participant’s Account into (or out of) the Phantom Stock Fund less than six months after the Participant elected an opposite-way transfer into or out of that Fund.)

(d)	Availability of Measurement Funds. The Measurement Funds available to Participants at any given time shall be set forth in Appendix A. SAFECO is under no obligation to offer any particular investment as a Measurement Fund and reserves the right to eliminate, change, and add Measurement Funds at any time. Moreover, SAFECO may offer different Measurement Funds with respect to different sources of credits to a Participant’s Account.

(e)	No Actual Investment. Notwithstanding any other Plan provision that may be interpreted to the contrary, the Measurement Funds are to be used for measurement purposes only. Neither a Participant’s election of any Measurement Fund nor the crediting or debiting of amounts to the Participant’s Account in accordance with that election shall be construed as an actual investment of the Participant’s Account in any Measurement Fund.

(f)	Phantom Stock.

(i)	The portion of a Participant’s Account that is allocated to the Phantom Stock Fund, if any, shall be credited or debited, as the case may be, as if it were 100% invested in Common Stock. Each amount credited to the Phantom Stock Fund shall be credited in units (“Units” or “Phantom Stock Units”) based on the Closing Price of the Common Stock on the date of crediting. Fractional Units shall be credited to a minimum of three decimal points.

(ii)	To the extent cash dividends are paid on the Common Stock, a Participant’s Account shall be credited with phantom dividends. Phantom dividends shall equal the per-share dividend paid on the Common Stock multiplied by the number of Phantom Stock Units in the Participant’s Account on the record date for the cash dividend. Phantom dividends shall be credited to a Participant’s Account in the form of additional Phantom Stock Units. The number of additional Units credited shall be determined based on the Closing Price of the Common Stock on the dividend payment date.

(iii)	No actual shares of Common Stock will be issued directly or indirectly under the Plan in respect of Phantom Stock Units. No voting or other rights of any kind associated with ownership of the Common Stock shall inure to a Participant by virtue of the Participant’s allocation of all or any portion of his or her Account to the Phantom Stock Fund.

(iv)	In the event of any change in the Common Stock by reason of an issuance of additional shares, recapitalization, reclassification, merger, reorganization, stock split, reverse stock split, combination of shares, stock dividend or similar transaction, the number of Phantom Stock Units held by a Participant under the Plan shall be proportionately adjusted.

7.02	Supplemental Cash Balance Benefits and Related Rollovers. As of the last day of each month (ending with the month immediately preceding the date on which the last payment to the Participant (or Beneficiary) is processed), the portion of a Participant’s Account attributable to Supplemental Cash Balance Benefits and Rollovers described in Section 2.34(e) and (h) (and Rollovers described in Section 2.34(f), to the extent related to Supplemental Cash Balance Plan Benefit, as defined in SRP A) shall be credited with interest at the rate of .4074123%, based on the balance of such portion of the Participant’s Account as of such date. Following his or her Retirement, a Participant may reallocate such portion of his or her Account among the Measurement Funds available at such time for such purpose in accordance with Section 7.01.

8.	Distribution of Account

8.01	General. Except as otherwise expressly provided in this Plan, no withdrawal or payment shall be made from a Participant’s Account except following the earliest to occur of the Participant’s death, Disability, Retirement or other termination of service with the Corporation. Payments shall be made in accordance with Sections 8.02 and 8.03 unless the Participant has filed an election pursuant to Section 8.04 requesting an alternative distribution type and/or time period. The portion, if any, of a Participant’s Account that is not vested as of the date of the Participant’s termination of service shall not be distributed to the Participant and shall be forfeited as described in Section 6.03(e) (unless the Participant is terminated following a Change in Control, as described in Section 12.01). All payments shall be made in cash, regardless of the Measurement Funds selected by the Participant.

8.02	Retirement and Disability Distributions. If a Participant terminates service with the Corporation on account of Retirement or Disability, the Participant’s Account shall be paid to the Participant using an Annual Installment Method of 10 years, commencing in January of the year following the Participant’s Retirement or termination on account of Disability.

8.03	Distributions Following Death. If a Participant dies prior to Retirement, the Participant’s Account shall be paid out in a single lump sum within 30 days of the date the Corporation is notified, in a form acceptable to the Administrative Committee, of the Participant’s death. The value of the Participant’s Account shall be determined as of the date of the Participant’s death.

8.04	Distributions Following Other Terminating Events. If a Participant terminates employment with the Corporation for any reason other than Retirement, Disability, or death, the Participant’s Account shall be paid out in a single lump sum within 30 days of the Participant’s termination of employment, with the value of the Participant’s Account determined as of the termination date.

8.05	Distribution Election.

(a)	A Participant shall be permitted, in accordance with such rules as the Administrative Committee may establish from time to time, to elect a distribution that is different from the default provisions set forth in Sections 8.02 and 8.03 (but not 8.04) and may revoke his or her distribution election or file a new distribution election with the Administrative Committee at any time, subject to paragraph (b) below. Such distribution may consist of a lump sum, an Annual Installment Method over a stated period of up to 20 years, or a combination of the two. Payments under any alternative distribution elected by a Participant must commence no later than January of the year following the year in which the Participant terminates employment, unless the Administrative Committee permits otherwise in its sole discretion, which permission may be withheld for any reason. To be effective, a distribution election must be accepted by the Administrative Committee at least 12 months prior to the Participant’s termination of employment. Any distribution election filed by a Participant shall apply to the entire Account, including amounts credited to the Account prior to the date of the election and those credited later, without regard to the way the Account is allocated among Measurement Funds.

(b)	In the case of an Eligible Employee making a Deferral Election to defer Eligible Compensation, Qualifying Gains and/or Excess Contributions for the first time, a distribution election filed at the same time as the Eligible Employee’s initial Deferral Election shall be given effect even if the Participant terminates employment within 12 months of the filing. A distribution election filed with the Administrative Committee at the same time as the Participant’s initial Deferral Election shall be irrevocable for 12 months.

8.06	Distribution in the Event of Taxation. If, for any reason, all or any portion of a Participant’s Account becomes taxable to the Participant prior to distribution in accordance with the Plan, a Participant may petition the Administrative Committee for a special distribution of the taxable portion. Upon the grant of such a petition, which shall not be unreasonably withheld, SAFECO shall promptly distribute to the Participant the portion of his or her Account that has become taxable.

9.	Designation of Beneficiary

A Participant may designate one or more Beneficiaries to receive amounts payable under the Plan in the event of the Participant’s death. To designate a Beneficiary, the Participant shall complete a Beneficiary designation form in accordance with the Administrative Committee’s rules and procedures as in effect from time to time. A Participant may change a Beneficiary designation at any time by filing a new Beneficiary designation form with the Administrative Committee. Upon acceptance by the Administrative Committee of the new form, all Beneficiary designations previously filed by the Participant shall be canceled. If the Participant names someone other than his or her spouse as primary Beneficiary, a spousal consent in the form established by the Administrative Committee must be signed by the Participant’s spouse and returned to the Administrative Committee. If a Participant fails to designate a Beneficiary or if the designated Beneficiary predeceases the Participant, then the Account of the deceased Participant shall be paid to the Participant’s surviving spouse, or if none, to the personal representative of the Participant’s probate estate.

10.	Hardship Withdrawals

A Participant may petition the Administrative Committee to make an immediate distribution from his or her Account in the event the Participant has incurred a severe financial Hardship. Distributions will not be made to the extent the Hardship can be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Participant’s assets (but only to the extent that such liquidation would not itself cause a severe financial Hardship) or by cessation of deferrals under the Plan. Payments for severe financial Hardship under this Plan are limited to the amount necessary to relieve an “unforeseeable emergency” as defined in Treas. Reg. Section 1.457-2(h)(4) and (5). The Administrative Committee shall determine whether the Participant has incurred a severe financial Hardship and may, in its sole discretion, grant the immediate distribution of all or any portion of the Participant’s Account; provided, however, that such distribution shall not exceed the amount determined by the Administrative Committee to be necessary to alleviate the severe financial Hardship. Notwithstanding anything in this Plan to the contrary, if a Participant obtains a Hardship withdrawal, the Participant’s Deferral Election will be automatically suspended for a period of twelve months, beginning with the first day of the next regularly scheduled payroll period. Any distribution under this Article 10 will be made as soon as administratively practicable after the Administrative Committee approves the Participant’s Hardship withdrawal request. Notwithstanding the foregoing, the portion of a Participant’s Account that is attributable to Supplemental Guaranteed Contribution Benefits, Supplemental Profit Sharing Contribution Benefits and Rollovers

described in Section 2.34(d), (e), (f), (g) or (h) is not available for withdrawal under this Article 10 until the Participant’s Retirement or death while employed by the Corporation.

11.	Early Withdrawal Subject to Penalty

A Participant (or, after a Participant’s death, his or her Beneficiary) may elect, at any time, to withdraw all (but not part) of his or her vested Account; provided, however, that there shall be deducted from any such withdrawal and forfeited to the Corporation an amount equal to 10% of the total amount withdrawn (the net amount withdrawn shall be referred to as the “Withdrawal Amount”). This election may be made at any time, before or after the Participant’s Retirement, death, Disability or termination of employment, and whether or not the Participant (or Beneficiary) is in the process of being paid pursuant to an Annual Installment Method. If the early withdrawal election is made before the Participant’s Retirement, Disability or death, a Participant’s Withdrawal Amount shall be his or her Account calculated as if a termination of employment had occurred on the date of the election. The Participant (or Beneficiary) shall make this election by giving the Administrative Committee written notice in the form determined from time to time by the Administrative Committee. The Participant (or Beneficiary) shall be paid the Withdrawal Amount within 30 days of his or her election. Once the Withdrawal Amount is paid, the Participant’s participation in the Plan shall terminate and the Participant shall not be eligible to participate in the Plan in the future. Notwithstanding the foregoing, the portion of a Participant’s Account that is attributable to Supplemental Guaranteed Contribution Benefits, Supplemental Profit Sharing Contribution Benefits, Supplemental Cash Balance Benefits and Rollovers described in Section 2.34(d), (e), (f), (g) or (h) is not available for withdrawal under this Article 11 until the Participant’s Retirement or death while employed by the Corporation.

12.	Change in Control

12.01	Termination Following a Change in Control. In the event a Participant’s employment with SAFECO and all Subsidiaries is terminated within two years following a Change in Control, the Participant’s entire Account, including any unvested portion, shall be paid to the Participant (or the Participant’s Beneficiary) in a single lump sum within 30 days after the termination of employment.

12.02	Distributions Triggered by Termination Following a Change in Control. For purposes of calculating the lump sum distribution payable under Section 12.01, the Participant’s Account shall be valued as of the date of his or her termination of employment. Phantom Stock units shall be valued at the higher of (x) and (y), where (x) equals the Closing Price of the Common Stock on the date of termination and (y) equals:

(a)	If the Change in Control was of the type described in Section 2.08(a), the highest price paid for shares of Common Stock by any Person who became a Beneficial Owner of securities representing 25% or more of the combined voting power of SAFECO’s outstanding securities; and

(b)	If the Change in Control was of any type other than that described in Section 2.08(a), the highest Closing Price of the Common Stock during the last 10 trading days prior to and including the date of the Change in Control.

12.03	Administration. Upon and after the occurrence of a Change in Control, the Plan shall be administered by the Administrator appointed under Section 13.02.

12.04	Legal Fees to Enforce Rights After Change in Control. SAFECO is aware that upon the occurrence of a Change in Control, the Board or a shareholder of SAFECO (or the board of directors or a shareholder of a successor corporation) might take action adverse to one or more Participants, such as (i) causing or attempting to cause SAFECO or such successor to refuse to comply with its obligations under the Plan; and (ii) instituting litigation or causing or attempting to cause SAFECO or such successor to institute litigation seeking to deny Participants the benefits intended under the Plan. In these circumstances, the purpose of the Plan could be frustrated. Accordingly, if, following a Change in Control, (i) it should appear to a Participant that SAFECO or any successor to SAFECO has failed to comply with its obligations under the Plan or (ii) SAFECO or any successor to SAFECO takes any action to declare the Plan void or unenforceable or institutes any litigation or other legal action designed to deny, diminish or recover from any Participant the benefits intended to be provided under the Plan, then the Participant shall be authorized to retain counsel of his or her choice, at the expense of SAFECO or any successor to SAFECO, to represent the Participant in connection with the initiation or defense of any litigation or other legal action, whether by or against SAFECO, such successor, or any director, officer, shareholder or other person affiliated with SAFECO or such successor, in any jurisdiction.

13.	Administration

13.01	Committee Duties.

(a)	Except as otherwise provided in this Section 13, the Plan shall be administered by the Administrative Committee, which shall have exclusive authority over all matters involving administration of the Plan. The Administrative Committee shall have the discretion and authority (i) to make, amend, interpret, and enforce such rules as it deems necessary or desirable for the administration of the Plan, and (ii) to interpret the Plan and decide or resolve any and all questions that may arise in connection with the Plan from time to time, subject to the Plan’s express provisions. The decision or action of the Administrative Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules it may adopt thereunder shall be final, conclusive and binding upon all persons having any interest in the Plan.

(b)	The Administrative Committee may make equitable adjustments under the Plan from time to time, including retroactive adjustments, to correct mathematical, accounting, or factual errors made in good faith by SAFECO or a Participant.

(c)	The Administrative Committee may delegate administrative duties to other persons, including officers of SAFECO, and may retain the services of lawyers, accountants, or other outside third parties to assist with the administration of the Plan.

(d)	In cases where a decision or Plan interpretation by the Administrative Committee relates specifically to the benefits to which a member of the Administrative Committee may be entitled, the decision or interpretation shall be subject to review and approval by the Compensation Committee.

13.02	Administration upon a Change in Control. Upon and after a Change in Control, the administrative powers and responsibilities of the Administrative Committee shall pass to an “Administrator,” who shall be an independent third party selected by the individual who was the Chief Executive Officer of SAFECO immediately prior to the Change in Control (the “Ex-CEO”). The Administrator shall have the discretionary power to determine all questions arising in connection with the administration and interpretation of the Plan, including without limitation benefit entitlement determinations. Upon and after a Change in Control, SAFECO must: (i) pay all reasonable expenses and fees of the Administrator; (ii) indemnify the Administrator against all costs, expenses and liabilities, including without limitation attorneys’ fees, arising in connection with the performance of the Administrator’s duties hereunder, except with respect to matters resulting from the gross negligence or willful misconduct of the Administrator or its employees or agents; and (iii) supply complete and timely information to the Administrator about all matters relating to the Plan, including the Participants and their Beneficiaries; Participant Accounts; the Retirement, death, Disability or termination of employment of Participants; and such other information as the Administrator may reasonably require. The Administrator may be terminated (and a replacement appointed) only by the Ex-CEO or by such other person as the Ex-CEO may designate in writing. SAFECO or any successor to SAFECO may not terminate the Administrator.

14.	Amendment of the Plan

The Compensation Committee may from time to time make such amendments to the Plan as it deems appropriate; provided, however, that (i) no amendment which cancels or reduces the benefits to which a Participant is entitled as of the date of the amendment shall be effective without the written consent of the Participant, and (ii) Articles 12 and 13.02 and this Article 14 shall not be amended following a Change in Control without the written consent of 66.67% of the Participants. The Administrative Committee shall be authorized to make amendments to the Plan which are immaterial or clerical in nature or which are, in the opinion of counsel, required by local, state or federal law or regulation.

15.	Actions to Avoid Current Taxation

15.1	Taxation by Reason of Plan Provisions. If any provision of the Plan would otherwise cause the immediate taxation of all or a portion of the amount credited to a Participant’s Account, such provision shall be inapplicable to the Participant’s Account to the extent such in applicability would avoid such taxation.

15.2	Taxation by Reason of Law Changes. SAFECO shall take all reasonable steps to prevent all or any portion of the amount credited to a Participant’s Account from becoming currently taxable due to changes in the laws governing the Plan. Such steps may include, among other things, the elimination of one or more forms of payment or types of withdrawal with respect to past and/or future deferrals under the Plan for any or all Participants.

16.	Termination of the Plan

The Corporation reserves the right to terminate the Plan at any time by action of the Board of Directors, subject to the limitations on amendments set forth in Article 14. Unless the Board determines otherwise, in the event the Plan is terminated, the Account of each Participant shall be valued as of the date specified for such purpose by the Board, and the value of the Account shall be paid in cash to the Participant within 30 days after the valuation date.

17.	Claims Procedures

17.01	Presentation of Claim. Any Participant or Beneficiary of a deceased Participant, or the authorized representative of either (such Participant, Beneficiary or representative being referred to below as a “Claimant”), may deliver to SAFECO Corporation’s Assistant Director, Corporate Compensation/Benefits (or such other person as may be appointed by the Administrative Committee for such purpose) (the “Initial Claim Reviewer”) a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan. If the claim relates to the contents of a notice received by the Claimant, the claim must be made within 60 days after the Claimant received such notice. All other claims must be made within 180 days of the date on which the event that gave rise to the claim occurred. The claim must state with particularity the determination desired by the Claimant.

17.02	Claim Review. Claims that are properly and timely filed will be reviewed by the Initial Claim Reviewer, which will make his or her decision and notify the Claimant in writing of such decision within 90 days (45 days in the case of a claim related to the Participant’s Disability) after the Initial Claim Reviewer’s receipt of the written claim; provided that the 90-day period (45-day period in the case of a claim related to the Participant’s Disability) can be extended for up to an additional 90 days (30 days, or such longer period permitted under 29 C.F.R. § 2560.503-1(f)(3), in the case of a claim related to the Participant’s Disability) if the Initial Claim Reviewer determines that special circumstances require an extension of time to process the claim and the Claimant is notified in writing of the extension, the special circumstances requiring the extension and the date by which the Initial Claim Reviewer expects to render a decision, prior to the commencement of the extension. Claims related to the Participant’s Disability shall be subject to such additional procedures as are specified in 29 C.F.R. § 2560.503-1 for disability claims.

17.03	Notice of Decision. If the claim is wholly or partially denied, the written response to the Claimant shall include:

(a)	The specific reason or reasons for the denial;

(b)	Reference to the specific Plan provisions on which the denial is based;

(c)	A description of any additional material or information necessary for the Claimant to perfect his claim and an explanation why such material or information is necessary;

(d)	A description of the Plan’s claim appeal procedure (and the time limits applicable thereto), as set forth below, including a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse determination on appeal; and

(e)	In the case of an adverse benefit determination related to the Participant’s Disability:

(i)	If an internal rule, guideline, protocol or other similar criterion was relied upon in making the adverse determination, either the specific rule, guideline, protocol or other similar criterion; or a statement that such a rule, guideline, protocol or similar criterion was relied upon in making the adverse determination and that a copy of such rule, guideline, protocol or other criterion will be provided free of charge to the Claimant upon request; or

(ii)	If the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the Claimant’s medical circumstances, or a statement that such explanation will be provided free of charge upon request.

17.04	Appeal. If a claim is denied in whole or in part, the Claimant may appeal such denial by filing a written appeal with the Secretary of the Administrative Committee (the “Secretary”) within 60 days (180 days in the case or a claim related to the Participant’s Disability) of receiving written notice that the claim has been denied. Such written appeal should include:

(a)	A statement of the grounds on which the appeal is based;

(b)	Reference to the specific Plan provisions that support the claim;

(c)	The reason(s) or argument(s) why the Claimant believes the claim should be granted and evidence supporting each reason or argument; and

(d)	Any other comments, documents, records or other information relating to the claim that the Claimant wishes to include.

The Claimant will be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (within the meaning of 29 C.F.R. § 2560.503-1(m)(8)) to his or her claim.

17.05	Consideration of Appeal.

(a)	Except as set forth in Section 17.04(b), appeals will be considered (and decided) by the Administrative Committee no later than the date of its first meeting following the Secretary’s receipt of of the written appeal, unless the written appeals is received by the Secretary within 30 days of such meeting, in which case the appeal will be considered (and decided) by the

Administrative Committee no later than the date of its second meeting following the Secretary’s receipt of the written appeal. If the Administrative Committee determines that special circumstances require an extension of time to process the appeal, then the appeal will be considered (and decided) by the Administrative Committee no later than the date of its third meeting following the Secretary’s receipt of the written appeal. If such an extension of time is required because of special circumstances, then the Administrative Committee shall provide the Claimant with written notice of the extension, the special circumstances requiring the extension, and the date by which the Administrative Committee expects to render its decision, prior to the commencement of the extension. The Administrative Committee shall notify the Claimant of its decision on the appeal as soon as possible, but not later than five days after the decision is made.

(b)	Appeals of claims related to the Participant’s Disability will be considered (and decided) by the Administrative Committee, and the Claimant will be notified in writing of the Administrative Committee’s decision, within 45 days after the Secretary’s receipt of the written appeal; provided that the 45-day period can be extended for up to an additional 45 days if the Administrative Committee determines that special circumstances require an extension of time to process the appeal and the Claimant is notified in writing of the extension, the special circumstances requiring the extension, and the date by which the Administrative Committee expects to render its decision, prior to the commencement of the extension. Appeals related to the Participant’s Disability shall be subject to such additional procedures as are specified in 29 C.F.R. § 2560.503-1 for the review of disability claim denials.

(c)	In considering any appeal, the Administrative Committee (i) will take into account all comments, documents, records and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial determination, and (ii) will not afford deference to the Initial Claim Reviewer’s denial.

17.06	Notice of Decision on Appeal. In the event the claim is denied on appeal, the written denial will include:

(a)	The specific reason or reasons for the denial;

(b)	Reference to the specific Plan provisions on which the denial is based;

(c)	A statement of that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (within the meaning of 29 C.F.R. § 2560.503-1(m)(8)) to his or her claim; and

(d)	A statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA; and

(e)	In the case of an adverse benefit determination related to the Participant’s Disability:

(i)	If an internal rule, guideline, protocol or other similar criterion was relied upon in making the adverse determination, either the specific rule, guideline, protocol or other similar criterion; or a statement that such a rule, guideline, protocol or similar criterion was relied upon in making the adverse determination and that a copy of such rule, guideline, protocol or other criterion will be provided free of charge to the Claimant upon request;

(ii)	If the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the Claimant’s medical circumstances, or a statement that such explanation will be provided free of charge upon request; and

(iii)	The following statement: “You and your Plan may have other voluntary alternative dispute resolution options, such as mediation. One way to find out what may be available is to contact your local U.S. Department of Labor Office or your State insurance regulatory agency.”.

17.07	Legal Action. A Claimant may not bring an action under Section 502(a) of ERISA or otherwise with respect to his claim until he has exhausted the foregoing procedure. Any such action must be filed in a court of competent jurisdiction within 180 days after the date on which the Claimant receives the Administrative Committee’s written denial of the Claimant’s claim on appeal or it shall be forever barred. Any further review, judicial or otherwise, of the Administrative Committee’s decision on the Claimant’s claim will be limited to whether, in the particular circumstances, the Administrative Committee abused its discretion. In no event will such further review, judicial or otherwise, be on a de novo basis, as the Administrative Committee has discretionary authority to determine eligibility for benefits and to construe and interpret the terms and provisions of the Plan.

18.	Miscellaneous

18.01	No Employment Rights. Nothing in the Plan shall confer upon any Eligible Employee or Participant any right to be continued in the employment SAFECO or any Subsidiary or to interfere in any way with the right of SAFECO or any Subsidiary, in its sole discretion, to terminate a Participant’s employment at any time.

18.02	No Right to Assets. Participants shall have no right to any assets of the funds selected as Measurement Funds. The rights of a Participant (and of his or her Beneficiary) under the Plan shall be solely those of an unsecured general creditor of SAFECO and shall not constitute an interest in any specific asset of SAFECO or any of its Subsidiaries.

18.03	Employment Taxes; FICA; Withholding. SAFECO will collect applicable employment taxes, including FICA, on all Deferrals, Rollovers, Matches, Supplemental Matching Contribution Benefits, Supplemental Guaranteed Contributions Benefits, Supplemental Profit Sharing Plan Benefits and Supplemental Cash Balance Benefits credited to a Participant’s Account; provided, however, that in the case of a Rollover, Match, Supplemental Matching Contribution Benefit, Supplemental Profit Sharing Contribution Benefit or Supplemental Cash Balance Benefit in which the Participant is not fully vested under Article 4 at the time the amount is credited to the Participant’s Account, employment taxes will be collected only as such amounts become vested. From distributions under the Plan, SAFECO will deduct federal, state, and local taxes and such other amounts as may be required by law to be withheld with respect to such payments.

18.04	Governing Law; Severability. This Plan shall be governed by and interpreted in accordance with the internal laws of the State of Washington without regard to conflicts of law principles. If any provision of the Plan is held to be invalid or unenforceable, such invalidity or unenforceability shall in no way affect the validity or enforceability of any other Plan provision.

18.05	Binding Provisions. All of the provisions of the Plan, as it may be amended from time to time, shall be binding upon and inure to the benefit of SAFECO, its successors and assigns, each Participant, every Beneficiary or guardian of a Participant, and the personal representative or executor of a Participant’s estate.

18.06	Transferability. Interests in the Plan may not be transferred, assigned, pledged or encumbered. Prior to the time payment of an Account is actually made to a Participant, the Participant shall have no rights by way of anticipation or otherwise to assign or dispose of any interest under the Plan.

APPENDIX A

MEASUREMENT FUNDS UNDER

THE SAFECO DEFERRED COMPENSATION PLAN FOR EXECUTIVES

A.1.	The following Measurement Funds shall be available under the Plan with respect to the portion of a Participant’s Account attributable to Deferrals, Matches, Supplemental Matching Contribution Benefits and Rollovers described in Section 2.34(a), (b), (c) and (i) of the Plan, unless specifically noted otherwise below:

a.	Phantom Stock Fund

b.	Interest-Accruing Fund (interest credited at an annual rate equal to the applicable federal long-term rate for purposes of Section 1274 of the Internal Revenue Code of 1986, as amended, in effect at January 1 of each year)

c.	SAFECO 401(k) Savings/Profit Sharing Retirement Plan Investment Options:

•	Diversified Common Stock Portfolio
•	Intermediate Term Bond Portfolio
•	Money Market Portfolio
•	SAFECO Dividend Income Fund
•	SAFECO Equity Fund
•	SAFECO Growth Opportunities Fund
•	SAFECO High-Yield Bond Fund
•	SAFECO International Stock Fund
•	SAFECO Small Company Value Fund
•	Fidelity Growth Company Fund
•	RS Emerging Growth Fund
•	Vanguard Balanced Index Fund
•	Vanguard Growth Index Fund
•	Vanguard Total Bond Market Index Fund
•	Vanguard Total Stock Market Index Fund

A.2.	Until a Participant attains age 50, the portion of a Participant’s Account attributable to Supplemental Guaranteed Contribution Benefits, Supplemental Profit Sharing Contribution Benefits and Rollovers described in Section 2.34(d) or (g) of the Plan (and Rollovers described in Section 2.34(f) of the Plan, to the extent related to Supplemental PSRP Benefits, as defined in SRP A) shall be allocated to the SAFECO Profit Sharing Balanced Retirement Portfolio. For a Participant who has attained age 50, the following Measurement Funds shall be available with respect to such portion of his or her Account:

SAFECO 401(k) Savings/Profit Sharing Retirement Plan Investment Options:

•	Money Market Portfolio
•	SAFECO Profit Sharing Balanced Retirement Portfolio

A.3.	Following his or her Retirement, all of the Measurement Funds described in Sections A.1 and A.2 of this Appendix A shall be available under the Plan with respect to the portion of the Participant’s Account that is attributable to Supplemental Guaranteed Contribution Benefits, Supplemental Profit Sharing Contribution Benefits and Rollovers described in Section 2.34(d) or (g) of the Plan (and Rollovers described in Section 2.34(f) of the Plan, to the extent related to to Supplemental PSRP Benefits, as defined in SRP A).

A.4.	Following his or her Retirement, all of the Measurement Funds described in Section A.1 of this Appendix A shall be available under the Plan with respect to the portion of the Participant’s Account that is attributable to Supplemental Cash Balance Benefits and Rollovers described in Section 2.34(e) or (h) of the Plan (and Rollovers described in Section 2.34(f) of the Plan, to the extent related to Supplemental Cash Balance Plan Benefits, as defined in SRP A).

A.5.	Participants may file a new Measurement Fund Election on any business day.